EXHIBIT 10-5

EXECUTION COPY

BILL OF SALE AND TRANSFER

Dated as of July 1, 2007

between

FIRSTENERGY GENERATION CORP.,

as Grantor

and

MANSFIELD 2007 TRUST A,

as Grantee

SALE AND LEASEBACK OF A 16.8885% UNDIVIDED INTEREST IN BRUCE MANSFIELD PLANT UNIT 1

BILL OF SALE AND TRANSFER

                THIS BILL OF SALE AND TRANSFER (this “Bill of Sale”) dated as of July 1, 2007 between FIRSTENERGY GENERATION CORP., an Ohio corporation (“Grantor”), and MANSFIELD 2007 TRUST A, a Delaware statutory trust (“Grantee”),

WITNESSETH:

                WHEREAS,  Grantor owns, as a tenant in common, an undivided 93.825% interest in the Facility and the Components thereof identified in Annex A attached hereto (terms used herein without definition having the respective meanings in the definitions to which reference is made in Section 1 below); and

                WHEREAS, Grantor desires to sell and transfer to Grantee, and Grantee desires to purchase from Grantor, the Undivided Interest (as hereinafter defined), being a portion of such undivided interest of Grantor in the Facility, for and in consideration of the Purchase Price paid by Grantee pursuant to the Participation Agreement, dated as of June 26, 2007 (the “Participation Agreement”), among Grantor, as Lessee, FirstEnergy Solutions Corp. as Guarantor, Grantee, as Lessor, U.S. Bank Trust National Association, as Trust Company, Hillbrook Corp., as Owner Participant, The Bank of New York Trust Company, N.A., not in its individual capacity, except as expressly provided therein, but solely as Indenture Trustee, and The Bank of New York Trust Company, N.A., not in its individual capacity, except as expressly provided therein, but solely as Pass-Through Trustee; and

                WHEREAS, concurrently herewith, Grantor and Grantee have entered into the Site Lease and the Site Sublease relating to the Facility Site identified in Annex B attached hereto, pursuant to which the Ground Interest has been leased by Grantor to Grantee, and subleased by Grantee to Grantor; and

                WHEREAS, Grantor and Grantee desire to set forth their agreement and understanding as to the character of the assets comprising the Undivided Interest in the Facility to be sold and transferred by Grantor to Grantee;

                NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.              Definitions.

                Capitalized terms used in this Bill of Sale, including the recitals, and not otherwise defined herein shall have the respective meanings set forth in Appendix A to the Participation Agreement. The Rules of Interpretation set forth in Appendix A to the Participation Agreement shall apply to the terms used in and the interpretation of this Bill of Sale.

Section 2.              Sale and Transfer of Undivided Interest.

                Grantor does hereby grant, bargain, sell, convey, assign, transfer and set over unto Grantee, its successors and assigns, an undivided 16.8885% interest (the “Undivided Interest”), as a tenant in common, in all right, title and interest of Grantor in and to the Facility and all improvements, fixtures, equipment and other tangible property of whatsoever kind, whether constituting real or personal property, now or hereafter comprising a part of the Facility or any Component or Replacement Component thereof more particularly identified in Annex A attached hereto and made a part hereof (but excluding Severable Improvements, title to which in each case is reserved to the Lessee in accordance with the terms of the Facility Lease and the Facility Site Sublease, and excluding any real property or interests in real property comprising the Facility Site), now or hereafter located on the Facility Site identified in Annex B attached hereto and made a part hereof;

                TO HAVE AND TO HOLD the Undivided Interest unto Grantee, its successors and assigns, forever.

Section 3.              Grantor’s Warranty.

                Grantor does hereby warrant that is it the lawful owner of the Undivided Interest (subject to certain rights of Federal and state Governmental Entities to any portion thereof extending beyond the low water mark of the Ohio River and to areas between the original low water mark and the present bulkhead line, and subject to the rights of the public between the high and low water marks) and has good right to sell and transfer the same and that good, merchantable, marketable and indefeasible title (subject to the same exceptions) to the Undivided Interest is, on the date hereof, hereby transferred and conveyed to Grantee free and clear of all Liens, other than Permitted Liens, and that Grantor will warrant generally, and defend such title, against the claims of all Persons whomsoever.

Section 4.              Severance.

                Grantor and Grantee agree that the Facility and all improvements, fixtures, equipment and other tangible property acquired by Grantee pursuant to this Bill of Sale (including Components and Replacement Components) have been severed from title to the real estate constituting the Facility Site on which the Facility is located, even if physically attached thereto, by express agreement and intention of the parties hereto and, by separate agreements, the other owners of undivided interests therein. The parties agree that all such property acquired by Grantee pursuant to this Bill of Sale shall remain the property of Grantee and shall not be deemed fixtures or otherwise part of the real estate constituting the Facility Site.

Section 5.              Bulk Sales Laws.

                Grantor shall indemnify and hold harmless Grantee, its trustees and the Owner Participants from and against any and all claims, losses, damages, interest, expenses and costs (including, without limitation, reasonably attorneys’ fees) arising out of or related to the application of any bulk sales or similar laws to the sale and transfer of the Undivided Interest in the Facility and all improvements, fixtures, equipment and other tangible property comprising a part thereof sold and transferred to Grantee pursuant to this Bill of Sale, including, without limitation, 43 P.S. §788.3, 69 P.S. §529, 72 P.S. §1403, 72 P.S. §7240, and 72 P.S. §7321.1.

Section 6.              Miscellaneous.

                A.            Governing Law.  This Bill of Sale shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.

                B.            Headings.  The headings of the Sections of this Bill of Sale are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

                C.            Further Assurances.  Grantor will promptly and duly execute, acknowledge and deliver such further documents and assurances as Grantee may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Bill of Sale.

                D.            Amendment.  The terms of this Bill of Sale shall not be altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by each of the parties hereto and, so long as the lien of the Lease Indenture remains undischarged, by the Indenture Trustee.

                E.             Limitation of Liability of Trust Company. It is expressly understood and agreed by the parties hereto that (a) this Bill of Sale is executed and delivered by a representative of the Trust Company, not individually or personally but solely as the Owner Trustee of and on behalf of Mansfield 2007 Trust A under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it pursuant thereto, (b) each of the representations, undertakings and agreements herein made on the part of Mansfield 2007 Trust A is made and intended not as a personal representation, undertaking and agreement by the Trust Company but for the purpose of binding only Mansfield 2007 Trust A, (c) nothing herein contained shall be construed as creating any liability on the Trust Company individually or personally, to perform any covenant either expressed or implied herein, all such liability, if any, being expressly waived by the parties hereto or by any Person claiming by, through or under the parties hereto, and (d) under no circumstances shall the Trust Company be personally liable for the payment of any indebtedness or expenses of Mansfield 2007 Trust A or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Mansfield 2007 Trust A under this Bill of Sale. Notwithstanding the foregoing, the Trust Company is an intended beneficiary of this Bill of Sale.

                IN WITNESS WHEREOF, the undersigned have duly executed this Bill of Sale effective as of the date first above written.

FIRSTENERGY GENERATION CORP.

By:	/s/ James F. Pearson
Name: James F. Pearson
Title: Vice President and Treasurer

MANSFIELD 2007 TRUST A

By:	U.S. Bank Trust National Association,not in its individual capacity, but solely as Owner Trustee for the Mansfield 2007 Trust A, a Delaware statutory trust

By:	/s/ Mildred F. Smith
Name: Mildred F. Smith
Title: Vice President

Certificate of Residence

                MANSFIELD 2007 TRUST A hereby certifies that its precise residence is c/o U.S. Bank Trust National Association, 300 Delaware Avenue, 9th Floor, Wilmington, Delaware 19801, Attention: Corporate Trust Services.

U.S.	Bank Trust National Association, not in its individual capacity, but solely as Owner Trustee for the Mansfield 2007 Trust A, a Delaware statutory trust

____________________________________________
On behalf of Grantee

STATE OF OHIO	)
) ss:
COUNTY OF SUMMIT	)

                On this _____ day of July, 2007, before me personally appeared James F. Pearson, who acknowledged himself to be the Vice President and Treasurer of FIRSTENERGY GENERATION CORP., an Ohio corporation, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of such corporation by himself as such officer.

                IN WITNESS WHEREOF, I hereunto set my hand and official seal.

[Notarial Seal]	____________________________________________
Notary Public

My Commission Expires:

STATE OF DELAWARE	)
) ss:
COUNTY OF NEW CASTLE	)

                On this _____ day of July, 2007, before me personally appeared Mildred F. Smith, who acknowledged herself to be the Vice President of U.S. Bank Trust National Association, not in its individual capacity but solely as Owner Trustee of the MANSFIELD 2007 TRUST A, a Delaware statutory trust, and that she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of such Owner Trustee by herself as such officer.

                IN WITNESS WHEREOF, I hereunto set my hand and official seal.

[Notarial Seal]	____________________________________________
Notary Public

My Commission Expires:

ANNEX A to the Bill of Sale

Description of the Facility

All of FirstEnergy Generation Corp.’s right, title and interest in and to the physical assets constituting Unit 1 of the Bruce Mansfield Plant, a coal-fired electric generating unit which has a nominal rating of approximately 830 megawatts and was placed in service in April, 1976, located on, but not including any fee ownership interest in, approximately 473 acres of land on the south shore of the Ohio River in the Borough of Shippingport, Beaver County, Pennsylvania (the “Facility”)

1.	One GE indoor type, 3600 rpm, tandem compound, six flow, condensing, single reheat turbine generator having a manufacturer’s rating of 834,846 kW and a rating of 1075 mva at 75 psig hydrogen pressure, 0.85 pf, 0.58 short-circuit ratio, together with associated generator shaft coupled a-c alternator excitor, including power rectifying and voltage regulating equipment, drives, hydrogen seal oil, stator cooling water system, piping, pumps, coolers, controls, instrumentation, and conduits.

2.	One Ingersoll-Rand condenser of multipressure, single pass, divided water construction, with a tube surface of 369,700 square feet, together with associated tubes, water boxes, piping, pumps, conduits and drains.

3.	One hyperbolic, natural draft counterflow cooling tower (manufactured by Research Cottrell) approximately 335 feet in diameter at the base and 225.1 feet in diameter at the top, together with associated piping, pumps, conduits and drains.

4.	Three one-third size high-pressure feedwater heaters and three one-third size, duplex, low-pressure feedwater heaters, together with associated full stream low pressure feedwater heaters, flash tanks, flash tank drains, deaerators, piping, pumps and conduits.

5.	Two half capacity, centrifugal, multistage, double case, barrel type boiler feed pumps, together with associated turbine drives, booster and other pumps, piping, coolers, controls, instrumentation and conduits.

6.	One Foster Wheeler balanced draft, super critical, single reheat, once-through steam generator, together with associated regenerative type air heaters, soot blowing equipment, piping, pumps and conduits.

7.	Eight Foster Wheeler D9F Ball Mill pulverizers, together with associated feeders, hoppers, scales, fans, piping, coolers, wiring, cables and conduits.

8.	Six wet limestone venture scrubbers designed to handle a maximum of 5,000,000 SCFM at 22 feet/sec. with 0.075 lbs/million BTU maximum particulate, together with associated ducts, fans, piping and conduits.

9.	Two forced draft fans of air foil blade, DWDI design, together with associated 9000 hp motors, ducts, piping, preheaters, cables, wires and conduits.

10.	For Unit 1 inside of the common 950 foot high concrete chimney, two specific flues and associated CEMS equipment and instrumentation.

11.	One Westinghouse isolated phase bus rated at 18kV, 65-V, 65-C temperature rise, 110 kV B.I.L., together with associated conductors, piping, cables, wiring and conduits.

12.	Instrumentation and control systems and facilities specific to Unit 1, including without limitation, analog controls, start-stop digital positioning controls, meters, gauges, transducers, transmitters, display and readout panels, racks, indicators, recorders, chemical analyzing equipment, annuciators, printers, CRTs, logs and associated HVAC equipment, cables, wiring and conduits.

13.	B&W Selective Catalytic Reduction (SCR) system with all associated duct work, valves, dampers, ammonia grid, nozzles, piping, local tanks, controls and instrumentation.

14.	Sodium bi-sulfate (SBS) injection system specific to Unit 1 for removal of SO3 mist with all necessary lances, nozzles, and independent piping and instrumentation.

15.	One Westinghouse 880 MVA main step up transformer to step up voltage from 18kV to 345kV with all associated pumps, coolers, fans, valves, instrumentation, protective devices, and conductors to the plant switchyard, ending at Unit 1 switchyard disconnects D29 and D35.

16.	Six Westinghouse 10 MVA auxiliary transformers to step down voltage from 18kV to high (13.8kV) and medium (4.16kV) voltage switchgear with all associated, coolers, fans, valves, instrumentation, and protective devices.

17.	Three half-capacity Ingersoll-Rand 54X53S centrifugal circulating water pumps rated at 94,240 gpm with associated piping, conduits, valves and instrumentation.

18.	Balance of Unit Equipment:

	a.	All electrical switchgear (high, medium and low voltage), MCCs, disconnects, conductors, grounding equipment, instrumentation and protective devices specific to Unit 1.

	b.	Atmospheric flash tank

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c.	Flyash removal system

d.	Bottom ash system

e.	Water quality sampling system

f.	Scrubber thickener and misc. support system

g.	Lime recycle system

h.	Ignitor oil day tank

i.	Hydraulic accumulator building (hydraulic equipment for cooling towers)

j.	Bottom ash sump pit enclosure

k.	Condensate polishing demineralizing system

l.	House service water system with pumps, valves, piping controls, instrumentation and corrosion inhibiting system.

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ANNEX B to the Bill of Sale

Description of the Facility Site

Legal Description of Facility Site:

ALL that certain piece or parcel of land lying and being situate in the Borough of Shippingport, County of Beaver, and Commonwealth of Pennsylvania, and being more particularly bounded and described as follows:

                BEGINNING at a concrete monument a the intersection of the Pennsylvania Power Company’s Bruce Mansfield Plant South property line with the Westerly right-of-way of the New Cumberland and Pittsburgh Railroad (now Penn Central Railroad) said concrete monument bears South 85° 11’ East, a distance of 152.70 feet, and South 33° 16’ East, a distance of 324.80 feet from the Grantor’s Southwest property corner; thence from said concrete monument South 51° 00’ East, a distance of 187.39 feet to a point, said point bears North 51° 00’ West, a distance of 8.00 feet from the East-West baseline column row (P) of the Bruce Mansfield Plant; thence North 39° 00’ East, a distance of 2,010.35 feet to the North-South baseline column row (10) and the true place of beginning of the premises herein to be described and being the Southwest corner of the base of Unit No. 1; thence with the Westerly edge of said base slab and parallel to column row (P) and North 53° 00’ West, a distance of 8.00 feet therefrom; North 39° 00’ East, a distance of 280.00 feet to the Northwest corner of said base slab; thence from the Northwest corner of said base slab, and parallel to column row (I) and North 39° 00’ East, a distance of 6.00 feet therefrom; thence South 51°00’ East, a distance of 164.00 feet to a corner of said slab; thence paralleled to column row (J) and South 51° 00’ East, a distance of 6.00 feet therefrom; thence South 39° 00’ West ,a distance of 26.00 feet to another corner which bears North 39° 00’ East, a distance of 6.00 feet from column row (2); thence continuing with the edge of said base slab and parallel to column row (2) South 51° 00’ East, a distance of 258.75 feet to the northeast corner of said base slab; thence continuing with the edge of said slab and parallel to column row (A) and South 51° 00’ East, a distance of 6.00 feet therefrom, South 39° 00’ West, a distance of 254.00 feet to the Southwest corner of said base slab; thence with the North-South baseline and column row (10), North 51° 00’ West, a distance of 422.75 feet to the Southwest corner of said base slab and the place of beginning, containing 111,643 square feet or 2.563 acres.

                Said described lands being referred to as the Bruce Mansfield Unit No. 1 Site.